Exhibit 10.1 AppFolio, Inc. Corporate Bonus Plan I. Plan Overview The AppFolio Corporate Bonus Plan (the “Plan”) is designed to further the strategic objectives and compensation philosophy of AppFolio, Inc. (“AppFolio” or the “Company”) by providing competitive total compensation to Participants (defined in Section III, below), in the Company’s sole and absolute discretion, based upon the achievement of certain financial performance targets that are tied to each Participant’s specific role and responsibilities. This Plan is intended to be exempt from the requirements of the Employee Retirement Income Security Act of 1974, as amended. II. Plan Period The Plan establishes the terms and conditions under which Participants are eligible to earn the Corporate Bonus (the “Bonus”). The Plan is an annual plan, effective as of January 1 of each plan year and terminating on December 31 of each plan year (the “Plan Period”), and continues until the AppFolio Board of Directors elects to discontinue the Plan. III. Eligibility Regular, salaried and hourly employees at the Company who do not participate in a Sales Commission Plan are eligible to participate in the Plan (each, a “Participant,” and collectively the “Participants”). For avoidance of doubt, interns, contractors, and temporary employees are not eligible to participate in the Plan. Each salaried Participant’s annual bonus target is a percentage of their base salary, as determined by the Company, based on their specific role and respective job level. Each hourly Participant’s annual bonus target is a percentage of their Eligible Earnings based on their specific role and respective job level. “Eligible Earnings” are defined as regular earned wages, which include, but are not limited to, hourly wages (excluding overtime and double time pay), holiday pay, paid time off, bereavement pay, paid sick leave, leave pay, jury pay, sabbatical pay, volunteer pay, retro pay, emergency pay, and travel pay. Under the Plan, a Participant may be subject to an eligibility change or proration of the annual bonus target based on changes in employment status impacting their time worked in an eligible position during the Plan Period. These employment status changes include new hires, transferring in and out of the Plan, and FTE status changes. A. New Hires: New hires eligible to participate in the Plan will be subject to proration of their annual bonus target based on their hire date. New hires hired on or after October 1 of the Plan Period are ineligible to receive a Bonus for the Plan Period in which they are hired. This applies to external hires or temporary employees, interns, or contractors converting to a regular, salaried or hourly position. Any internal, regular employees transferring to a bonus-eligible position on or after October 1 are eligible to receive a Bonus for the Plan Period, but will be subject to applicable prorations.

2 B. Transfer to Eligible Role: Participants who transfer from a non-eligible role to an eligible role (including, but not limited to, an employee who previously participated in a Sales Commission Plan) will be subject to proration of their annual bonus target based on the effective date of the transfer. C. Transfer to Non-Eligible Role: Participants who transfer from an eligible role to a non-eligible role (including, but not limited to, an employee who transfers into a role with a Sales Commission Plan) will be subject to proration of their annual bonus target based on the effective date of the transfer. D. Status Change: Participants who have a change to their employment status, i.e. a full- time to part-time change due to schedule accommodations, will be subject to proration of their annual bonus target based on the time spent at each status. E. Compensation Change: The Company will use a compensation snapshot date as of December 31 of the Plan Period. Therefore, any Participants who have a change to their base salary/Eligible Earnings and/or bonus target percentage during the Plan Period will be paid any annual bonus earned based on their base salary/Eligible Earnings and bonus target in place as of December 31 of the Plan Period. IV. Bonus Funding and Company Performance The Plan is funded, in the Company’s sole and absolute discretion, if the Company achieves certain performance targets during the Plan Period, as approved by the Board of Directors. The performance targets will be distributed separately to Plan Participants at the start of the Plan Period. V. Bonus Payout All Participants, regardless of job level, will be paid Bonuses on an annual payout cycle. Participants must be actively employed through the bonus payment date in order to earn the Bonus. Any Participant whose employment with AppFolio terminates for any reason prior to the Bonus payment date will not earn the Bonus payment. In the Company’s discretion, if the Company meets its performance targets for the Plan Period, Participants will be paid their annual Bonus, subject to the Participants’ individual performance, no later than March 15 in the calendar year following the end of the Plan Period. Finalized Bonus payments will be deposited into the Participant’s bank account on file with the Company, less applicable withholdings. VI. Plan Provisions The following are important provisions of the Plan: A. The Corporate Bonus Plan and participation in it are offered at the sole discretion of the Company. Payment of the Bonus is contingent upon Board approval based on corporate performance. The Company reserves the right to amend, suspend and/or terminate this Plan at any time on a prospective basis. Further, the Company may

3 terminate this Plan altogether. AppFolio will inform the affected Participants of any such amendment, suspension, or termination. B. Subject to any contrary provision of local law, or to any contrary agreement between a Participant and the Company, the employment of all Participants is “at will” and terminable by either the Participant or AppFolio at any time, with or without cause or notice. This Plan does not create a contract of employment for any specified period of time between the Company and any Participant, nor does it create any guaranteed amount of compensation to be paid to any Participant. C. This Plan will be governed by and construed in accordance with the laws of the state in which the eligible Participant resides. For Participants employed outside the U.S., this Plan will be governed by and construed in accordance with the laws of the country or state that are applicable to the employment relationship between the Company and the affected Participant. If any provision of this Plan is deemed to be invalid, ineffective, or unenforceable, the validity, effectiveness and enforceability of the remaining provisions and obligations shall not in any way be affected and shall remain in full force and effect. D. Any questions regarding this Plan or its interpretation, or the calculation of any Bonus target under this Plan, will be decided by the Company in its sole discretion. E. Each Bonus payable under this Plan is intended to constitute a short term deferral exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”) and this Plan will be interpreted, construed, and administered consistent with that intent to the maximum extent possible. Participants will have no control, directly or indirectly, over the taxable year in which payment of any Bonus is made with respect to this Plan. Notwithstanding the foregoing, in no event does the Company guarantee any particular tax consequences, outcome, or tax liability to Participants with respect to this Plan or any Bonus paid hereunder, and the obligation to pay any taxes associated with this Plan or any Bonus paid hereunder, including any liability imposed under Section 409A, will be the sole responsibility of the applicable Participant. F. To the extent permitted by applicable law, any Bonus under this Plan shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Company’s Board of Directors or required by law that is applicable to the Participant. In addition to any other remedies available under such policy, applicable law may require the cancellation of any Bonus under this Plan and the recoupment of any payments that may have been made toward such Bonus.